[DESCRIPTION] CALCULATION OF 1996 EARNINGS PER SHARE

                                                                 EXHIBIT 11.2


                        LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                          CALCULATION OF EARNINGS PER SHARE
                       (In thousands, except per share amounts)
                                        (Unaudited)



                                                   Twenty-Six      Thirteen
                                                  Weeks Ending   Weeks Ending
                                                     June 29,        June 29,
                                                      1996            1996
                                                  ------------   ------------


Earnings available for earnings per share:

Net income                                        $     10,168   $      7,014
                                                  ============   ============






Average number of common shares outstanding             12,781         12,783
                                                  ============   ============






Earnings per share                                $       0.80   $       0.55
                                                  ============   ============
